SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 3, 2008

SIONIX CORPORATION
(Exact name of Company as specified in Charter)

Nevada	002-95626-D	87-0428526
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

2082 Michelson Drive, Suite 306
Irvine, California 92612
(Address of Principal Executive Offices)

(949) 752-7980
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01 Entry into a Material Definitive Agreement

From January 3, 2008 through January 25, 2008, the Registrant sold and issued in a private placement (the “Private Placement”) $425,000 in aggregate principal amount of its Subordinated 10% Debentures (each, a “Debenture”, collectively, the “Debentures”) along with warrants to purchase an aggregate of 850,000 shares of the Registrant’s common stock at an exercise price of $0.40 per share (the “Warrants”).

Each Debenture has a maturity date one year from its date of issuance and all outstanding principal and accrued interest of each Debenture will be due and payable on such date unless sooner declared due and payable by the holder upon the occurrence of an event of default. The Debentures accrue interest at the rate of 10% per year and are subject to pre-payment penalties ranging from 10% to 25% of the outstanding principal amount, depending on the date of pre-payment.

The Warrants have a term of six years and may be exercised on a cashless basis at the election of the holder. The warrant exercise price and number of warrant shares are subject to adjustment in the event of stock dividends, distributions or subdivisions, stock combinations or consolidations, reclassifications, exchanges or substitutions of the Registrant’s common stock, and the merger, consolidation or sale of substantially all of the assets of the Registrant.

Out of the $425,000 of Debentures and Warrants placed in the Private Placement, the Registrant’s placement agent, Southridge Investment Group LLC (“Southridge”), placed $300,000 of such amount, for which the Registrant is obligated to pay Southridge a 10% commission in the amount of $30,000 and issue Southridge a five-year warrant to purchase 85,000 shares of the Registrant’s common stock at an exercise price of $0.40 per share, in substantially the same form as the Warrants.

The Private Placement was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder, inasmuch as the securities were issued to accredited investors only without any form of general solicitation or general advertising.

The foregoing discussion is qualified in its entirety by reference to the forms of Securities Purchase Agreement, Debenture and Common Stock Purchase Warrant that are attached as exhibits to this Current Report and incorporated herein by reference.

The net proceeds from the Private Placement are to be used for general working capital, including payment of approximately $15,000 to Environmental Engineering & Contracting, Inc. of Santa Ana, California (“EEC”). The Registrant has engaged EEC to provide an independent third party evaluation of the Registrant’s water treatment unit installed at the Villa Park Dam in Villa Park, California. The Registrant expects EEC to provide its evaluation and test results around March 20, 2008.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1.	Form of Securities Purchase Agreement
Exhibit 10.2	Form of Subordinated 10% Debenture
Exhibit 10.3	Form of Common Stock Purchase Warrant
Exhibit 99.1	Press Release, dated March 3, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 3, 2008

SIONIX CORPORATION

By:	/s/ Richard Papalian
Richard Papalian, Chief Executive Officer